UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2012

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07:  Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of the shareholders of First Financial Service Corporation, initially scheduled on May 16, 2012 and adjourned, was reconvened on June 20, 2012.  At the reconvened meeting, the nominees listed below were elected as directors of the Corporation for three-year terms. The voting results for the matters brought before the 2012 Annual Meeting are as follows:

1. Election of Directors.

Name	Term Expires	Votes For	Abstentions
B. Keith Johnson	2015	2,115,048	414,439
Diane E. Logsdon	2015	2,106,361	423,126
John L. Newcomb, Jr.	2015	2,410,603	118,883
Donald Scheer	2015	2,408,559	120,928

In addition, the following directors will continue in office until the annual meeting of the year set forth beside each of their names.

Name	Term Expires
Robert M. Brown	2013
Walter D. Huddleston	2014
J. Stephen Mouser	2014
J. Alton Rider	2013
Michael L. Thomas	2014
Gail L. Schomp	2013

2.  Approval of executive compensation.

Votes For	Against	Abstentions
2,015,304	439,468	111,565

Item 7.01: Regulation FD Disclosure

In his presentation to shareholders at the May 16, 2012 adjourned meeting, First Financial Service Corporation President Gregory Schreacke introduced several new members of the management team and reviewed the Company’s plans to build capital and return to profitability. He discussed the impact of the recently announced agreements to sell the Southern Indiana and Louisville branches of First Federal Savings Bank. Together, these transactions were projected upon closing to increase the bank’s Tier I capital ratio from 5.99% to over 8.70% and the bank’s total risk-based capital ratio from 10.70% to over 13.00%, based on March 31, 2012 financial information. Under the terms of its consent order, the Company must reach a Tier I capital ratio of 9.00% and a total risk-based capital ratio of 12.00%. Mr. Schreacke also discussed the Company’s longer-term goals to pay off the investment by the United States Treasury, address loan quality issues, and continue to enhance capital to exceed the regulatory ratios imposed under the consent order and to support future operations.

The board of directors of First Financial Service Corporation is currently undertaking a capital planning process to evaluate alternatives toward achieving these strategic objectives. As noted at the annual meeting, a rights offering that would give existing shareholders an opportunity to maintain their ownership percentage is one of several alternatives under consideration. However, there are no present plans to undertake a rights offering in the near term. The Company’s capital planning is expected to be an active, ongoing and fluid process.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: June 22, 2012	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke
President

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